Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS THIRD QUARTER 2018 RESULTS
- Accelerating Value Creation -

NEW YORK, OCTOBER 29, 2018 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and nine months ended September 30, 2018. For the three months ended September 30, 2018 and 2017, net income attributable to common stockholders was $0.49 per diluted share and $0.27 per diluted share, respectively.

Key highlights for the three months ended September 30, 2018 include:

•	Executed 2.2 million square feet of new and renewal leases at comparable rent spreads of 13.4%, including 0.9 million square feet of new leases at comparable rent spreads of 39.7%

•	Executed 3.1 million square feet of total leasing volume, including options, at comparable rent spreads of 12.1%

•	Grew total leased occupancy 90 basis points year over year to 92.5%, including 110 basis points of growth in small shop leased occupancy to 85.5%

◦	Maintained widest leased to billed occupancy spread since IPO of 310 basis points

•	Generated same property NOI growth of 1.2%, driven by a 270 basis points contribution from base rent

•	Grew total in process reinvestment pipeline to $340.4 million, while delivering $53.8 million of projects at an average incremental NOI yield of 9%

•	Closed on $530.2 million of dispositions, including six assets totaling $76.7 million closed subsequent to quarter end

•	Acquired one adjacency at an existing center for $1.5 million, repurchased $48.6 million of common stock and repaid $507.2 million of secured indebtedness

•	Issued $250.0 million of Floating Rate Notes due 2022 and repaid a portion of the Company’s $600.0 million term loan

•	Increased quarterly dividend by 1.8% to $0.28 per common share, which represents an annualized yield of 7.3%

•	Updated previously provided NAREIT FFO per diluted share expectations and affirmed same property NOI expectations for 2018

“I am very pleased with how our record leasing, growth in redevelopment, accelerated capital recycling and prudent balance sheet management not only position us for sustainable growth in 2019 and beyond, but also how this progress across all fronts of our self-funded plan, in an otherwise volatile marketplace, continues to significantly enhance the intrinsic value of our portfolio,” commented James Taylor, Chief Executive Officer and President.

FINANCIAL HIGHLIGHTS
Net Income

•
For the three months ended September 30, 2018 and 2017, net income attributable to common stockholders was $147.3 million, or $0.49 per diluted share, and $83.4 million, or $0.27 per diluted share, respectively.

•
For the nine months ended September 30, 2018 and 2017, net income attributable to common stockholders was $288.7 million, or $0.95 per diluted share, and $230.4 million, or $0.75 per diluted share, respectively.

i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

NAREIT FFO

•
For the three months ended September 30, 2018 and 2017, NAREIT FFO was $128.4 million, or $0.42 per diluted share, and $157.2 million, or $0.52 per diluted share, respectively. Results for the three months ended September 30, 2018 include a loss on extinguishment of debt related to the prepayment of secured indebtedness and other items that impact FFO comparability of ($20.3) million, or ($0.07) per diluted share. Results for the three months ended September 30, 2017 include litigation and other non-routine legal expenses, a gain on extinguishment of debt and other items that impact FFO comparability of ($0.3) million, or ($0.00) per diluted share.

•
For the nine months ended September 30, 2018 and 2017, NAREIT FFO was $437.5 million, or $1.44 per diluted share, and $480.7 million, or $1.58 per diluted share, respectively. Results for the nine months ended September 30, 2018 include a loss on extinguishment of debt related to the prepayment of secured indebtedness, litigation and other non-routine legal expenses and other items that impact FFO comparability of ($22.1) million, or ($0.07) per diluted share. Results for the nine months ended September 30, 2017 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($3.3) million, or ($0.01) per diluted share.

Same Property NOI Growth

•	Same property NOI for the three months ended September 30, 2018 increased 1.2% from the comparable 2017 period.

◦	Same property base rent for the three months ended September 30, 2018 contributed 270 basis points to same property NOI growth.

•	Same property NOI for the nine months ended September 30, 2018 increased 1.3% from the comparable 2017 period.

◦	Same property base rent for the nine months ended September 30, 2018 contributed 190 basis points to same property NOI growth.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.28 per common share (equivalent to $1.12 per annum) for the fourth quarter of 2018, which represents a 1.8% increase.

•	The dividend is payable on January 15, 2019 to stockholders of record on January 4, 2019, representing an ex-dividend date of January 3, 2019.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended September 30, 2018, the Company completed eight value enhancing reinvestment projects and added nine new reinvestment opportunities to its in process pipeline. Projects added include five anchor space repositioning projects, three outparcel development projects and one redevelopment project, with a total aggregate net estimated cost of approximately $55.3 million at an expected average incremental NOI yield of 10%.

•
At September 30, 2018, the value enhancing reinvestment in process pipeline was comprised of 56 projects with an aggregate net estimated cost of approximately $340.4 million. The in process pipeline includes 31 anchor space repositioning projects with an aggregate net estimated cost of approximately $122.2 million at expected average incremental NOI yields of 9 to 14%; 12 outparcel development projects with an aggregate net estimated cost of approximately $19.1 million at an expected average incremental NOI yield of 12%; and 13 redevelopment projects with an aggregate net estimated cost of approximately $199.1 million at an expected average incremental NOI yield of 9%.

Dispositions

•
During the three months ended September 30, 2018, the Company generated approximately $453.5 million of gross proceeds on the disposition of 28 assets, including two partial properties, comprised of 3.5 million square feet.

•
During the nine months ended September 30, 2018, the Company generated approximately $699.3 million of gross proceeds on the disposition of 44 assets, including two partial properties, comprised of 6.4 million square feet.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•
Subsequent to September 30, 2018, the Company generated approximately $76.7 million of gross proceeds on the disposition of six assets, including one partial property, comprised of 0.7 million square feet.

Acquisitions

•	During the three months ended September 30, 2018, the Company acquired a building adjacent to an existing center for $1.5 million.

•
During the nine months ended September 30, 2018, the Company acquired a building and land adjacent to existing centers and terminated a ground lease and acquired the associated building at an existing center for a combined purchase price of $8.8 million.

•
During the three months ended September 30, 2018, the Company repurchased 2.7 million shares of common stock under its share repurchase program at an average price per share of $17.77 for a total of approximately $48.6 million, excluding commissions. Since inception of the share repurchase program in December 2017, the Company has repurchased 5.2 million shares of common stock at an average price per share of $16.78 for a total of approximately $87.7 million, excluding commissions.

CAPITAL STRUCTURE

•
As previously announced, during the three months ended September 30, 2018, the Company’s Operating Partnership, Brixmor Operating Partnership LP, issued $250.0 million aggregate principal amount of Floating Rate Notes due 2022 with an interest rate equal to three-month U.S. dollar LIBOR plus 1.05% per annum, reset quarterly. The net proceeds from the offering were utilized to repay a portion of the Company’s $600.0 million Term Loan maturing March 18, 2019.

•
Also as previously announced, during the three months ended September 30, 2018, the Company repaid $507.2 million of secured indebtedness, including amortization, scheduled to mature in 2020 at a weighted average stated interest rate of 6.2%. These repayments were funded with disposition proceeds and with proceeds from the Company’s $1.25 billion revolving credit facility, which had $1.10 billion of availability as of September 30, 2018.

•
In connection with the early repayment of certain indebtedness, the Company recognized a loss on extinguishment of debt of $19.8 million, or $0.07 per diluted share during the three months ended September 30, 2018.

GUIDANCE

•	The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2018 to $1.89 - 1.94 from $1.95 - 2.04.

◦
The Company’s previous NAREIT FFO guidance did not include the ($0.07) loss on extinguishment of debt recognized during the three months ended September 30, 2018. The Company’s updated guidance does not include any expectations of additional loss on extinguishment of debt related to potential capital transactions or any expectations of additional one-time items, including, but not limited to, litigation, investigative and other non-routine legal expenses.

•	The Company has affirmed its previously provided same property NOI growth expectations for 2018 of 1.00 - 1.50%.

•	The following table provides a reconciliation of the range of the Company’s 2018 estimated net income attributable to common stockholders to NAREIT FFO:

	2018E	2018E Per Diluted
(Unaudited, dollars in millions, except per share amounts)		Share
Net income attributable to common stockholders	$343 - $359	$1.14 - $1.19
Depreciation and amortization	343	1.13
Impairment of operating properties	44	0.15
Gain on disposition of operating properties	(159)	(0.53)
NAREIT FFO	$571 - $587	$1.89 - $1.94

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, October 30, 2018 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on November 13, 2018 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13683065) or via the web through October 30, 2019 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (presented in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (presented in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP. The Company’s computation of these non-GAAP measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) presented in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis.

The Company believes NAREIT FFO assists investors in analyzing Brixmor’s comparative operating and financial performance because, by excluding (i) gains and losses related to dispositions of previously depreciated operating properties, (ii) real estate-related depreciation and amortization of continuing operations, (iii) impairment of operating properties and real estate equity investments, (iv) extraordinary items, and (v) after adjustments for joint ventures calculated to reflect FFO on the same basis, investors can compare the operating and financial performance of a company’s real estate between periods.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development),

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

as total property revenues ((i) base rent, ancillary and other, (ii) expense reimbursements, and (iii) percentage rents) less direct property operating expenses ((i) operating costs, (ii) real estate taxes, and (iii) provision for doubtful accounts). Same property NOI excludes (i) corporate level income (including management, transaction, and other fees), (ii) lease termination fees, (iii) straight-line rental income, (iv) amortization of above- and below-market rent and tenant inducements, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance entity.

The Company believes same property NOI assists investors in analyzing Brixmor’s comparative operating and financial performance because it eliminates disparities in NOI due to the acquisition, disposition or stabilization of development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of a company’s real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 445 retail centers comprise approximately 77 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to more than 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	9/30/18	12/31/17
Assets
Real estate
Land	$1,845,114	$1,984,309
Buildings and tenant improvements	7,614,385	8,063,871
Construction in progress	98,354	81,214
Lease intangibles	697,118	792,097
	10,254,971	10,921,491
Accumulated depreciation and amortization	(2,358,782)	(2,361,070)
Real estate, net	7,896,189	8,560,421
Cash and cash equivalents	19,607	56,938
Restricted cash	45,412	53,839
Marketable securities	30,725	28,006
Receivables, net of allowance for doubtful accounts of $18,947 and $17,205	230,782	232,111
Deferred charges and prepaid expenses, net	150,232	147,508
Other assets	124,491	75,103
Total assets	$8,497,438	$9,153,926

Liabilities
Debt obligations, net	$5,106,708	$5,676,238
Accounts payable, accrued expenses and other liabilities	516,468	569,340
Total liabilities	5,623,176	6,245,578

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,118,890 and 304,947,144 shares issued and 299,891,880 and 304,620,186
shares outstanding	2,999	3,046
Additional paid-in capital	3,254,722	3,330,466
Accumulated other comprehensive income	27,121	24,211
Distributions in excess of net income	(410,580)	(449,375)
Total equity	2,874,262	2,908,348
Total liabilities and equity	$8,497,438	$9,153,926

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/18	9/30/17	9/30/18	9/30/17

Revenues
Rental income	$239,217	$246,578	$726,549	$749,976
Expense reimbursements	66,348	66,489	204,589	206,718
Other revenues	915	1,429	5,547	6,426
Total revenues	306,480	314,496	936,685	963,120

Operating expenses
Operating costs	31,969	30,505	101,340	100,955
Real estate taxes	44,711	45,076	135,383	135,607
Depreciation and amortization	85,183	94,239	266,900	285,040
Provision for doubtful accounts	3,094	1,216	6,458	4,023
Impairment of real estate assets	16,372	11,065	44,201	27,383
General and administrative	21,209	22,838	64,955	67,043
Total operating expenses	202,538	204,939	619,237	620,051

Other income (expense)
Dividends and interest	156	76	356	234
Interest expense	(55,364)	(57,410)	(165,735)	(170,584)
Gain on sale of real estate assets	119,333	25,942	159,043	54,920
Gain (loss) on extinguishment of debt, net	(19,759)	1,828	(20,182)	488
Other	(962)	(1,200)	(2,200)	(2,591)
Total other income (expense)	43,404	(30,764)	(28,718)	(117,533)

Income before equity in income of unconsolidated joint venture	147,346	78,793	288,730	225,536
Equity in income of unconsolidated joint venture	—	31	—	381
Gain on disposition of unconsolidated joint venture interest	—	4,556	—	4,556
Net income	147,346	83,380	288,730	230,473
Net income attributable to non-controlling interests	—	—	—	(76)
Net income attributable to Brixmor Property Group Inc.	147,346	83,380	288,730	230,397
Preferred stock dividends	—	—	—	(39)
Net income attributable to common stockholders	$147,346	$83,380	$288,730	$230,358

Per common share:
Net income attributable to common stockholders:
Basic	$0.49	$0.27	$0.95	$0.76
Diluted	$0.49	$0.27	$0.95	$0.75
Weighted average shares:
Basic	302,170	304,936	303,031	304,810
Diluted	302,382	305,176	303,213	305,175

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/18	9/30/17	9/30/18	9/30/17

Net income	$147,346	$83,380	$288,730	$230,473
Gain on disposition of operating properties	(119,333)	(25,942)	(159,043)	(54,920)
Gain on disposition of unconsolidated joint venture interest	—	(4,556)	—	(4,556)
Depreciation and amortization- real estate related- continuing operations	84,028	93,299	263,616	282,240
Depreciation and amortization- real estate related- unconsolidated joint venture	—	—	—	56
Impairment of operating properties	16,372	11,065	44,201	27,383
NAREIT FFO	$128,413	$157,246	$437,504	$480,676

NAREIT FFO per share/OP Unit - diluted	$0.42	$0.52	$1.44	$1.58
Weighted average shares/OP Units outstanding - basic and diluted	302,382	305,176	303,213	305,175

Items that impact FFO comparability
Gain (loss) on extinguishment of debt, net	$(19,759)	$1,828	$(20,182)	$488
Litigation and other non-routine legal expenses	(467)	(1,959)	(1,655)	(3,629)
Transaction expenses	(95)	(204)	(294)	(204)
Total items that impact FFO comparability	$(20,321)	$(335)	$(22,131)	$(3,345)
Items that impact FFO comparability, net per share	$(0.07)	$(0.00)	$(0.07)	$(0.01)

Additional Disclosures
Straight-line rental income, net (1)	$5,015	$2,397	$11,896	$14,484
Amortization of above- and below-market leases and tenant inducements, net (2)	5,112	6,966	18,250	21,449
Straight-line ground rent expense (3)	(40)	(31)	(100)	(104)

Dividends declared per share/ OP Unit	$0.275	$0.260	$0.825	$0.780
Share/OP Unit dividends declared	$82,470	$79,283	$248,970	$237,839
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	64.2%	50.4%	56.9%	49.5%

(1) Includes unconsolidated joint venture Montecito Marketplace straight-line rental expense, net of $4 and $2 at pro rata share for the three and nine months ended September 30, 2017, respectively. Montecito Marketplace was sold on August 8, 2017.
(2) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market leases and tenant inducements, net of $2 and $15 at pro rata share for the three and nine months ended September 30, 2017, respectively. Montecito Marketplace was sold on August 8, 2017.
(3) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Nine Months Ended
	9/30/18	9/30/17	Change	9/30/18	9/30/17	Change
Same Property NOI Analysis
Number of properties	439	439	—	437	437	—
Percent billed	89.4%	89.6%	(0.2%)	89.4%	89.6%	(0.2%)
Percent leased	92.5%	91.6%	0.9%	92.5%	91.6%	0.9%

Revenues
Base rent	$215,330	$209,900		$636,580	$624,375
Ancillary and other	4,295	3,914		12,279	10,705
Expense reimbursements	63,916	61,580		190,400	187,651
Percentage rents	838	1,161		5,340	5,837
	284,379	276,555	0.6%	844,599	828,568	2.5%
Operating expenses
Operating costs	(30,972)	(28,673)		(94,539)	(90,878)
Real estate taxes	(43,023)	(41,777)		(125,997)	(123,619)
Provision for doubtful accounts	(2,850)	(1,041)		(5,539)	(3,623)
	(76,845)	(71,491)	7.5%	(226,075)	(218,120)	3.6%
Same property NOI	$207,534	$205,064	1.2%	$618,524	$610,448	1.3%

Same property NOI excluding redevelopments (1)	$189,179	$188,049	0.6%	$564,172	$559,121	0.9%

NOI margin	73.0%	74.1%		73.2%	73.7%
Expense recovery ratio	86.4%	87.4%		86.3%	87.5%

Percent contribution to same property NOI growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$5,430	2.7%		$12,205	1.9%
Ancillary and other	381	0.2%		1,574	0.3%
Net recoveries	(1,209)	(0.6%)		(3,290)	(0.5%)
Percentage rents	(323)	(0.2%)		(497)	(0.1%)
Provision for doubtful accounts	(1,809)	(0.9%)		(1,916)	(0.3%)
		1.2%			1.3%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI	$207,534	$205,064		$618,524	$610,448
Adjustments:
Non-same property NOI	8,618	20,883		42,571	70,475
Lease termination fees	467	2,235		2,363	5,476
Straight-line rental income, net	5,015	2,401		11,896	14,486
Amortization of above- and below-market leases and tenant inducements, net	5,112	6,964		18,250	21,434
Fee income	—	183		—	320
Straight-line ground rent expense	(40)	(31)		(100)	(104)
Depreciation and amortization	(85,183)	(94,239)		(266,900)	(285,040)
Impairment of real estate assets	(16,372)	(11,065)		(44,201)	(27,383)
General and administrative	(21,209)	(22,838)		(64,955)	(67,043)
Total other income (expense)	43,404	(30,764)		(28,718)	(117,533)
Equity in income of unconsolidated joint venture	—	31		—	381
Gain on disposition of unconsolidated joint venture interest	—	4,556		—	4,556
Net income attributable to non-controlling interests	—	—		—	(76)
Preferred stock dividends	—	—		—	(39)

Net income attributable to common stockholders	$147,346	$83,380		$288,730	$230,358

(1) Redevelopments include only completed and in process projects. See Supplemental Disclosure for reconciliation.

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